UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2023

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Cleared Technologies Stock Purchase Agreement

As previously disclosed, on January 11, 2022, LifeMD, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Cleared Technologies, PBC, a Delaware public benefit corporation (“Cleared”) and the stockholders of Cleared identified in the Purchase Agreement (the “Sellers”).

On February 4, 2023, the Company entered into the First Amendment to the Purchase Agreement (the “Amendment”), pursuant to which the Purchase Agreement was amended to, among other things: (i) reduce the total purchase price by $250,000 to a total of $3,670,000; (ii) change the timing of the payment of the purchase price under the Purchase Agreement to $460,000 paid at closing (which has already been paid by the Company), with the remaining amount to be paid in 5 quarterly installments beginning on or before February 6, 2023 and ending January 15, 2024; (iii) removing all “earn-out” payments payable by the Company to the Sellers; and (iv) removing certain representations and warranties of the Company and Sellers in connection with the transaction.

Except as modified by the Amendment, the Purchase Agreement remains in full force and effect.

The foregoing descriptions of the Amendment and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As previously disclosed, the Company may issue shares of its common stock in lieu of cash as the purchase price, if applicable, to persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of shares of common stock in lieu of cash as the purchase price in the transaction will be made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Acquisition, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Report on Form 10-K for the year ended December 31, 2021, as well as its Quarterly Reports on Form 10-Q and other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes will differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Amendment to Stock Purchase Agreement, dated as of February 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits to the Amendment have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	February 9, 2023	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer